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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The North Face, Inc. on Form S-8 of our report dated February 6, 1998, appearing in the Annual Report on Form 10-K of The North Face, Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP
San Francisco, California
July 9, 1998